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                         DECRANE AIRCRAFT HOLDINGS, INC.
                              INCENTIVE BONUS PLAN


         SECTION 1. PURPOSE. The purposes of the DeCrane Aircraft Holdings, Inc. Incentive Bonus Plan are to promote the interests of DeCrane Aircraft Holdings, Inc. (the "COMPANY") and its stockholders by motivating executive personnel and other key employees of the Company and its Subsidiaries, as defined below; by means of performance-related incentives to achieve specified performance goals.

         SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, the terms "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), when used with respect to any Person, means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "AWARD" means any opportunity to receive an Incentive Bonus.

         "BOARD" means the Board of Directors of the Company.

         "CAUSE" means (i) dishonesty by a Participant that results in substantial personal enrichment at the expense of the Company; (ii) willful violations of a Participant's obligations to the Company (including under any employment agreement between the Participant and the Company) which result in material injury to the Company; (iii) a Participant's conviction of any felony involving the personal dishonesty of the Participant; or (iv) a Participant's chronic alcoholism or abuse of controlled substances.

         "COMMITTEE" means a committee of the Board designated by the Board to administer the Plan. Until otherwise determined by the Board, the full Board shall be the Committee under the Plan.

         "EMPLOYEE" means an employee of the Company or any Subsidiary.

         "INCENTIVE BONUS" means a cash bonus to be paid out of the Bonus Pool established and as determined pursuant to Exhibit A hereto, which Exhibit A may be revised from time to time by the Committee.

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         "PARTICIPANT" means any Employee selected by the Committee to participate in the Plan (and to the extent applicable, any heirs or legal representatives thereof).

         "PERSON" means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

         "PLAN" means this DeCrane Aircraft Holdings, Inc. Incentive Bonus Plan.

         "SUBSIDIARY" shall mean, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

         SECTION 3.  ADMINISTRATION.

          (a) AUTHORITY OF COMMITTEE. The Plan shall be administered by the Committee. Subject to the terms of the Plan, applicable law and contractual restrictions affecting the Company, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the amount, terms and conditions of any Award; (iii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;
(iv) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (v) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

          (b) COMMITTEE DISCRETION BINDING. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Subsidiary, any Participant or beneficiary thereof, any shareholder and any Employee.

         SECTION 4. ELIGIBILITY. Any Employee, including any officer or employee-director of the Company or any Subsidiary, shall be eligible to be designated a Participant.

         SECTION 5.  INCENTIVE BONUS AWARDS.


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          (a) Each Participant shall be entitled to participation in the bonus pool set forth in Exhibit A hereto to the extent and under terms and conditions determined by the Committee.

          (b) Each Participant will be notified in writing at the time of his or her approval as a Participant, of the amount and terms of such Participant's Incentive Bonus opportunity.

          (c) Incentive Bonus payments, if any, will be made as soon as practicable after the end of the year or period to which they relate and have been calculated and approved by the Committee.

          (d) The Committee shall allocate Incentive Bonus Awards among the Participants.

          (e) The senior executive officer of each company or business acquired by the Company after the Effective Date shall be a Participant in the Plan, with the amount and terms of such Participant's Incentive Bonus opportunity to be determined by the Committee.

         SECTION 6. TERMINATION OF EMPLOYMENT. If a Participant dies, retires, or otherwise terminates employment (except upon a termination for Cause by the Company), a pro rata share of the Participant's award based on the period of actual participation may, at the Committee's sole discretion, be paid to the Participant after the end of the year if it would have become earned and payable had the Participant's employment status not changed.

         SECTION 7.  AMENDMENT AND TERMINATION.

          (a) AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time.

          (b) AMENDMENTS TO AWARDS. Subject to the terms of the Plan and applicable law, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights Participant or any beneficiary thereof shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.


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         SECTION 8.  GENERAL PROVISIONS.

          (a) NONTRANSFERABILITY. No Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant.

          (b) NO RIGHTS TO AWARDS. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or beneficiaries thereof. The terms and conditions of Awards need not be the same with respect to each recipient.

          (c) WITHHOLDING. The Company or any Subsidiary shall have the right and is hereby authorized to withhold from any Incentive Bonus due or made under any Award or under the Plan the amount of any applicable withholding taxes in respect of an Incentive Bonus payment under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

          (d) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other compensation arrangements.

          (e) NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Subsidiary. Further, the Company or an Subsidiary may at any time dismiss a Participant from employment or service, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

          (f) GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award shall be determined in accordance with the laws of the State of Delaware.

          (g) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.


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          (h) NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

          (i) HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

         SECTION 9.  TERM OF THE PLAN.

          (a)   EFFECTIVE DATE. The Plan shall be effective as of January 1,
1999.

          (b) EXPIRATION DATE. The Board and the Committee's authority to grant Awards under the Plan shall terminate on the fourth anniversary of the Plan's effective date.


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